                                                                    EXHIBIT 99.4



CONOCOPHILLIPS

                                LETTER TO CLIENTS
                                       FOR
                            TENDER OF ALL OUTSTANDING

         3.625% NOTES DUE 2007                  4.75% NOTES DUE 2012 IN                 5.90% NOTES DUE 2032
            IN EXCHANGE FOR                          EXCHANGE FOR                          IN EXCHANGE FOR
              REGISTERED                              REGISTERED                             REGISTERED
         3.625% NOTES DUE 2007                   4.75% NOTES DUE 2012                   5.90% NOTES DUE 2032


                     FULLY AND UNCONDITIONALLY GUARANTEED BY
          CONOCOPHILLIPS HOLDING COMPANY (FORMERLY NAMED CONOCO INC.)
     AND CONOCOPHILLIPS COMPANY (FORMERLY NAMED PHILLIPS PETROLEUM COMPANY)



--------------------------------------------------------------------------------
EACH EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 4, 2003, UNLESS EXTENDED (THE "EXPIRATION DATE"). OUTSTANDING NOTES OF A SERIES TENDERED IN AN EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE FOR THAT EXCHANGE OFFER.
--------------------------------------------------------------------------------


To Our Clients:


     We are enclosing with this letter a prospectus dated January 31, 2003, of ConocoPhillips, ConocoPhillips Holding Company (formerly named Conoco Inc.) ("Holding") and ConocoPhillips Company (formerly named Phillips Petroleum Company) ("CPCo") and the related letter of transmittal. These two documents together constitute their offer to exchange ConocoPhillips' 3.625% Notes due 2007, 4.75% Notes due 2012 and 5.90% Notes due 2032 fully and unconditionally guaranteed by Holding and CPCo (collectively, the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, for a like principal amount of ConocoPhillips' issued and outstanding 3.625% Notes due 2007, 4.75% Notes due 2012 and 5.90% Notes due 2032 fully and unconditionally guaranteed by Holding and CPCo (collectively, the "Old Notes"), which offer consists of separate, independent offers to exchange the New Notes of each series for Old Notes of that series (each an "Exchange Offer" and sometimes collectively referred to as the "Exchange Offer").


     No Exchange Offer for Old Notes of a series is conditioned upon any minimum aggregate principal amount of Old Notes of that series being tendered for exchange or upon the consummation of any other Exchange Offer.

     We are the holder of record of Old Notes held by us for your own account. A tender of your Old Notes held by us can be made only by us as the record holder according to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

     We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account under the terms and conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations contained in the letter of transmittal.


     Pursuant to the letter of transmittal, each holder of Old Notes will represent to ConocoPhillips, Holding and CPCo that:


     - any New Notes received are being acquired in the ordinary course of business of the person receiving such New Notes;

     - such person does not have an arrangement or understanding with any person to participate in the distribution of the Old Notes or the New Notes within the meaning of the Securities Act;


     - such person is not an "affiliate," as defined in Rule 405 under the Securities Act, of ConocoPhillips, Holding or CPCo, or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

     - if such person is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of New Notes;

     - if such person is a broker-dealer, it will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, and it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, it will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act;


     - if such person is a broker-dealer, it did not purchase the Old Notes to be exchanged for the New Notes from ConocoPhillips, Holding or CPCo; and


     - such person is not acting on behalf of any person who could not truthfully and completely make the foregoing representations.


                                            Very truly yours,

     PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE APPLICABLE EXPIRATION DATE.


                         INSTRUCTION TO DTC PARTICIPANT

To Participant of the DTC:


     The undersigned hereby acknowledges receipt and review of the prospectus dated January 31, 2003, of ConocoPhillips, ConocoPhillips Holding Company (formerly named Conoco Inc.) ("Holding") and ConocoPhillips Company (formerly named Phillips Petroleum Company) ("CPCo") and the related letter of transmittal. These two documents together constitute the offer to exchange ConocoPhillips' 3.625% Notes due 2007, 4.75% Notes due 2012 and 5.90% Notes due 2032 fully and unconditionally guaranteed by Holding and CPCo (collectively, the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, for a like principal amount of ConocoPhillips' issued and outstanding 3.625% Notes due 2007, 4.75% Notes due 2012 and 5.90% Notes due 2032 fully and unconditionally guaranteed by Holding and CPCo (collectively, the "Old Notes"), which offer consists of separate, independent offers to exchange the New Notes of each series for Old Notes of that series (each "an Exchange Offer" and sometimes collectively referred to as "the Exchange Offer").


     This will instruct you, the registered holder and DTC participant, as to the action to be taken by you relating to the Exchange Offer for the Old Notes held by you for the account of the undersigned.

     The aggregate principal amount of the Old Notes of each series held by you for the account of the undersigned is (fill in amount):

-----------------------------------------------------------------------------------------------------------
                     TITLE OF SERIES                                  PRINCIPAL AMOUNT
-----------------------------------------------------------------------------------------------------------
         3.625% Notes due 2007
-----------------------------------------------------------------------------------------------------------
         4.75% Notes due 2012
-----------------------------------------------------------------------------------------------------------
         5.90% Notes due 2032
-----------------------------------------------------------------------------------------------------------

     WITH RESPECT TO THE EXCHANGE OFFER, THE UNDERSIGNED HEREBY INSTRUCTS YOU (CHECK APPROPRIATE BOX):

[ ]  TO TENDER ALL OLD NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

[ ] TO TENDER THE FOLLOWING AMOUNT OF OLD NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED:

-----------------------------------------------------------------------------------------------------------
                     TITLE OF SERIES                              PRINCIPAL AMOUNT TENDERED
-----------------------------------------------------------------------------------------------------------
         3.625% Notes due 2007
-----------------------------------------------------------------------------------------------------------
         4.75% Notes due 2012
-----------------------------------------------------------------------------------------------------------
         5.90% Notes due 2032
-----------------------------------------------------------------------------------------------------------

[ ]  NOT TO TENDER ANY OLD NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

     IF NO BOX IS CHECKED, A SIGNED AND RETURNED INSTRUCTION TO DTC PARTICIPANT WILL BE DEEMED TO INSTRUCT YOU TO TENDER ALL OLD NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

     If the undersigned instructs you to tender the Old Notes of a series held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that:

     - any New Notes received are being acquired in the ordinary course of business of the undersigned;

     - the undersigned does not have an arrangement or understanding with any person to participate in the distribution of the Old Notes or the New Notes within the meaning of the Securities Act;


     - the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of ConocoPhillips, Holding or CPCo, or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;


     - if the undersigned is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of New Notes;

     - if the undersigned is a broker-dealer, it will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, and it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act;


     - if the undersigned is a broker-dealer, it did not purchase the Old Notes to be exchanged for the New Notes from ConocoPhillips, Holding or CPCo; and


     - the undersigned is not acting on behalf of any person who could not truthfully and completely make the foregoing representations.


                                    SIGN HERE

Name of beneficial owner(s):
                            ----------------------------------------------------

Signature(s):
             -------------------------------------------------------------------

Name(s) (please print):
                       ---------------------------------------------------------

Address:
        ------------------------------------------------------------------------

Telephone Number:
                 ---------------------------------------------------------------

Taxpayer Identification or Social Security Number:
                                                  ------------------------------

Date:
     ---------------------------------------------------------------------------